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                                                                    EXHIBIT 21.1

                           BURLINGTON RESOURCES INC.

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the significant subsidiaries of Burlington Resources Inc. showing the place of incorporation and the percentage of voting securities owned.

                                                                             PERCENTAGE
                                                                             OF VOTING
                                                                          SECURITIES OWNED
                                                                            DIRECTLY OR
                                                JURISDICTION OF            INDIRECTLY BY
                   NAME OF COMPANY               INCORPORATION            IMMEDIATE PARENT
                   ---------------              ---------------           ----------------
Burlington Resources North America Inc......       Delaware                     100%
Burlington Resources International Inc......       Delaware                     100%
Burlington Resources Hydrocarbons Inc.......       Delaware                     100%
Burlington Resources Oil & Gas Company LP...       Delaware                     100%
Burlington Resources Trading Inc............       Delaware                     100%
Glacier Park Company........................       Delaware                     100%
The Louisiana Land and Exploration Company..       Maryland                     100%
Burlington Resources Canada Inc.............     Alberta, Canada                100%
Burlington Resources Canada Energy Ltd......     Alberta, Canada                100%
BROG GP Inc.................................       Delaware                     100%
BROG LP Inc.................................       Delaware                     100%

     The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.